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                                                                  Exhibit 10.183

                              TERMINATION AGREEMENT

         This Termination Agreement (the "Agreement"), dated this 30/th/ day of April, 2002, by and between PPD Development, LP, a Texas limited partnership and successor-in-interest to PPD Development, LLC ("PPD Development"), and Francis
J. Casieri ("Employee").

         WHEREAS, PPD Development and Employee are parties to that certain Employment Agreement dated December 17, 1999, as amended by that certain First Amendment to Employment Agreement dated February 19, 2001 (the "Employment Agreement"); and

         WHEREAS, Employee has previously expressed his interest in retiring from the Company for personal reasons and now desires to do so; and

         WHEREAS, PPD Development and Employee desire to mutually terminate the Employment Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Termination of Employment Agreement. The Employment Agreement shall be deemed terminated as of the close of business on April 30, 2002 (the "Termination Date").

         2. Rights and Obligations. From and after the Termination Date, neither party hereto shall have any rights or obligations under the Employment Agreement, except that (i) the Company shall pay Employee's base salary set forth in Section 3 of the Employment Agreement through the Termination Date,
(ii) the Company shall pay the Employee a bonus for the first quarter of 2002 in the amount of $15,927.01 within ten (10) days of the Termination Date, (iii) the Company shall pay Employee for any remaining accrued and unused vacation time, and (iv) the Company shall reimburse Employee for any unreimbursed expenses pursuant to Section 10 of the Employment Agreement. Employee acknowledges and agrees that the Proprietary Information and Inventions Agreement dated September 7, 1999 executed by Employee shall not be affected by the termination of the Employment Agreement and shall continue in full force and effect in accordance with the terms thereof.

         3. Miscellaneous.

            a. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except by writing signed by the parties.

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            b. This Agreement shall be governed by the laws of State of North
Carolina.

            c. This Agreement shall inure to the benefit of and be binding upon the PPD Development, Employee and their respective heirs, successors, assigns and personal representatives.

            d. The parties agree that any dispute under this Agreement or the Employment Agreement shall be submitted to arbitration pursuant to Section 19 of the Employment Agreement.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the date first hereinabove set forth.


                                       PPD DEVELOPMENT, LP

                                       By:     PPD GP, LLC
                                               Its General Partner

                                       By: /s/ Fred B. Davenport, Jr.
                                          --------------------------------------
                                       Name:   Fred B. Davenport, Jr.
                                               ---------------------------------
                                       Title:  Vice President
                                               ---------------------------------



                                       /s/ Francis J. Casieri
                                       -----------------------------------------
                                       Francis J. Casieri